EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-106264) on Form S-8 of Alliance Bankshares Corporation of our report dated May 28, 2010 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K for the year ended December 31, 2009.

Winchester, Virginia
May 28, 2010